WEALTH MINERALS LTD.
                       (Formerly Triband Enterprise Corp.)
                         (An Exploration Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS
                         (Expressed in Canadian Dollars)


                                FEBRUARY 28, 2005

        MANAGEMENT'S STATEMENT OF RESPONSIBILITY FOR FINANCIAL REPORTING


The accompanying financial statements of the Company for the period ended February 28, 2005 have been prepared by management in accordance with generally accepted accounting principles. The integrity of data in these financial statements is the responsibility of management. Management maintains a system of internal controls to provide reasonable assurance that all assets are safeguarded and to produce reliable accounting records.

External auditors have not reviewed these consolidated financial statements. The audit committee of the Company has reviewed these consolidated financial statements with management and have reported to the Board of Directors. The Board has approved the consolidated financial statements contained herein.




             Signed:                                      Signed:

     Gary Freeman, Director                     Henk van Alphen, Director

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian Dollars)
(Unaudited - prepared by management)

============================================================================================================
                                                                           February 28,      November 30,
                                                       Notes                   2005              2004
                                                                         ---------------- ------------------
                                                                            (unaudited)        (audited)
ASSETS

Current
    Cash and cash equivalents                                             $    2,466,992   $    2,798,485
    Restricted cash                                                               25,918           25,810
    Receivables                                                                   22,571           16,978
     Prepaid expenses                                                            163,749          181,246
    Secured deposit                                                              185,025               --
          5(d)
                                                                         ---------------- ------------------

                                                                               2,864,255        3,022,519

Property, plant and equipment                              4                      17,983           13,463
Investment                                                 6                           1                1
                                                                         ---------------- ------------------

                                                                          $    2,882,239   $    3,035,983
============================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
    Accounts payable and accrued liabilities                              $       24,610   $       65,700
    Due to related parties                                3 and 10                21,536           25,525
                                                                         ---------------- ------------------

                                                                                  46,146           91,225
                                                                         ---------------- ------------------
NATURE AND CONTINUANCE OF OPERATIONS                       1

Shareholders' equity
    Capital stock                                          7                   9,004,638        8,991,903
     Contributed surplus                                   8 and 9               529,200          532,560
     Share subscriptions                                                               -          (30,375)
    Deficit accumulated during the exploration stage                          (6,697,745)      (6,549,330)
                                                                         ---------------- ------------------

                                                                               2,836,093        2,944,758
                                                                         ---------------- ------------------

                                                                          $    2,882,239   $    3,035,983
============================================================================================================




On behalf of the Board:



_______________________   Director                             _______________________  Director


The accompanying notes are an integral part of these consolidated financial statements.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND CUMULATIVE LOSS
(Expressed in Canadian Dollars)
(Unaudited - prepared by management)

===============================================================================================================================
                                                                 Cumulative Amounts
                                                                               From
                                                                         October 7,
                                                                            1994 to           Three months ended
                                                                       February 28,
                                                                               2005    February 28, 2005     February 29, 2004
-------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
    Amortization                                                $           25,826    $            1,087    $              569
    Consulting fees (Note 10a)                                             767,612                42,000                19,800
    Acquisition, exploration, and development
      Costs                                                              2,159,508                 1,103                15,382
    Listing and transfer agent fees                                        250,765                 4,287                 7,389
    Office                                                                 307,930                11,823                 7,470
    Professional fees                                                      301,470                 5,041                18,766
    Property investigation                                                 215,956                29,393                    --
    Rent (Note 10b)                                                        134,027                15,897                 1,998
    Salaries and benefits                                                  113,851                28,024                    --
    Shareholders' communications                                           426,472                 6,060                 2,576
    Stock-based compensation (Note 9)                                      549,360                    --                20,160
    Travel                                                                 173,208                14,747                 1,429
                                                                --------------------------------------------------------------

                                                                        (5,425,985)             (159,462)              (95,539)

Interest income                                                            225,194                11,788                    96

Investment income                                                           27,565                    --                    --

B.C. Capital taxes                                                         (31,909)                   --                    --

Gain on writedown of due to affiliated company                               2,594                    --                    --

Gain on sale of marketable securities                                      100,703                    --                    --

Gain (loss) on foreign exchange                                            159,494                  (741)                  (40)

Loss on disposal of property, plant and equipment                           (7,189)                   --                    --

Impairment of mineral properties                                        (1,100,722)                   --                    --

Write-down of marketable securities                                       (374,526)                   --                    --

Write-down of investments                                                 (272,964)                   --                    --
                                                                --------------------------------------------------------------

Net loss for the period                                         $       (6,697,745)   $         (148,415)   $          (95,483)
===============================================================================================================================

Basic and diluted loss per share                                                      $            (0.01)   $            (0.04)

Basic and diluted weighted average common shares  outstanding
                                                                                              10,314,445             2,224,193
===============================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)
(Unaudited - prepared by management)

========================================================================================================
                                                   Cumulative Amounts
                                                                 From
                                                           October 7,          Three months ended
                                                              1994 to
                                                           February 28,    February 28,    February 29,
                                                               2005            2005            2004
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net loss for the period                                    $ (6,697,745)   $   (148,415)   $    (95,483)
Items not affecting cash (see Note 11a)                       2,202,319           1,087          20,729
Changes in non-cash working capital
  items (see Note 11b)                                         (235,367)       (218,200)        (22,653)
                                                           --------------------------------------------

Net cash used in operating activities                        (4,730,793)       (365,528)        (86,707)
                                                           --------------------------------------------

CASH FLOWS FROM INVESTING
  ACTIVITIES
  Proceeds on sale of marketable
    securities                                                  488,027              --              --
  Property, plant and equipment acquired                        (57,181)         (5,607)             --
  Proceeds on disposal of property,
    plant and equipment                                           6,183              --              --
  Acquisition of mineral properties                            (500,722)             --              --
  Acquisition of marketable securities                         (761,850)             --              --
  Increase in investments                                      (245,400)             --              --
                                                           --------------------------------------------

Net cash used in investing activities                        (1,070,943)         (5,607)             --
                                                           --------------------------------------------

CASH FLOWS FROM
  FINANCING ACTIVITIES
  Issuance of capital stock, net of issuance costs            8,264,271           9,375         224,300
    Deposits on subscriptions receivable                         30,375          30,375              --
                                                           --------------------------------------------

Net cash provided by financing
  activities                                                  8,294,646          39,750         224,300
                                                           --------------------------------------------

Net change in cash and cash
  equivalents and restricted cash                             2,492,910        (331,385)        137,593

Cash and cash equivalents and restricted cash, beginning
     of period                                                       --       2,824,295          64,899
                                                           --------------------------------------------

Cash and cash equivalents and
  restricted cash, end of period                           $  2,492,910    $  2,492,910    $    202,492
========================================================================================================

Cash and cash equivalents and
  restricted cash consist of:

  Interest bearing balances with banks                                     $    139,077    $    202,492
  Term deposits                                                               2,327,915              --
  Term deposits, restricted                                                      25,918              --
                                                                           ----------------------------

                                                                           $  2,492,910    $    202,492
========================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont'd...)
(Expressed in Canadian Dollars)

===========================================================================================================================
Supplemental disclosures with respect to the consolidated statements of cash flows:
===========================================================================================================================

                                                              Cumulative Amounts
                                                                            From
                                                                      October 7,              Three months ended
                                                                         1994 to
                                                                    February 28,     February 28,         February 29,
                                                                            2005         2005                 2004
---------------------------------------------------------------------------------------------------------------------------
Cash paid during the period for:
     Interest                                                       $          -    $             -        $         -
     Income taxes                                                   $          -    $             -        $         -
===========================================================================================================================

Since inception of the exploration stage, the Company has issued a total of 600,410 common shares (adjusted for roll-backs) for non-cash consideration as follows:

===========================================================================================================================
                                             Number
Year                                      of Shares                  Amount          Consideration
---------------------------------------------------------------------------------------------------------------------------
2004                                        200,000            $    244,000          Acquisition of mineral property
2004                                         84,583                  20,300          Shares for debts owing
2002                                         23,750                   15,350         Finder's fees
2002                                        139,402                  66,457          Shares for debts owing
1999                                          2,675                   8,025          Finder's fees
1996                                        150,000                 600,000          Acquisition of mineral property
===========================================================================================================================




The accompanying notes are an integral part of these consolidated financial statements.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Expressed in Canadian Dollars) (Unaudited - prepared by management)

======================================================================================================================
                                                           Value of       Common
                                                            Common        Shares
                                                            Shares       Committed
                              Number                      Issued and    to be Issued   Subscriptions    Contributed
                             of Shares       Price        Fully Paid                    Receivables       Surplus
----------------------------------------------------------------------------------------------------------------------
Balance at
November 30, 2002            1,771,434                   $  4,820,016   $         --    $         --    $         --

Issuance of shares for
     cash

   Private placement            62,500            0.48         30,000             --              --              --
   Exercise of options          56,250            0.68         38,250             --              --              --
   Exercise of options           6,250            0.96          6,000             --              --              --
   Exercise of warrants         28,125            1.20         33,750             --              --              --
   Private placement           225,000            0.30         67,500             --              --              --
Net loss for the year                                              --             --              --              --
                            ------------------------------------------------------------------------------------------

Balance at
November 30, 2003            2,149,559                      4,995,516             --              --              --

Issuance of shares for
     cash:
   Private placement           850,000            0.24        204,000             --              --              --
   Private placement         2,500,000            0.27        675,000             --              --              --
   Exercise of warrants         62,500            0.60         37,500             --              --              --
   Private placement         3,010,000            0.54      1,625,400             --         (13,500)             --
   Exercise of warrants         59,500            1.20         71,400             --              --              --
   Exercise of warrants        150,000            0.35         52,500             --              --              --
   Private placement         1,306,250            0.80      1,045,000             --              --              --
   Exercise of options         178,750            0.25         44,687             --         (16,875)             --
Shares issued for
  property                     200,000            1.22        244,000             --              --              --
Settlement of debts             84,583            0.24         20,300             --              --              --
Stock-based
  compensation                                                 16,800             --              --         532,560
Share issuance cost                                           (40,200)            --              --              --
Net loss for the year                                              --             --              --              --
                            ------------------------------------------------------------------------------------------

Balance at
November 30, 2004           10,551,142                   $  8,991,903             --         (30,375)        532,560

Issuance of shares for
     cash:
   Exercise of warrants         12,500            0.35          4,375             --              --              --
   Exercise of options          20,000            0.25          5,000             --              --              --
Subscriptions received                                             --             --          30,375              --
Stock-based
  compensation                                                  3,360             --              --          (3,360)
Net loss for the period                                            --             --              --              --
                            ------------------------------------------------------------------------------------------

Balance at
February 28, 2005           10,583,642                   $  9,004,638    $        --    $         --    $    529,200
======================================================================================================================



===========================================================

                              Deficit
                             Accumulated
                             During the
                             Exploration
                                Stage           Total
-----------------------------------------------------------
Balance at
November 30, 2002            $ (4,655,809)   $    164,207

Issuance of shares for
     cash

   Private placement                   --          30,000
   Exercise of options                 --          38,250
   Exercise of options                 --           6,000
   Exercise of warrants                --          33,750
   Private placement                   --          67,500
Net loss for the year            (263,199)       (263,199)
                            -------------------------------

Balance at
November 30, 2003              (4,919,008)         76,508

Issuance of shares for
     cash:
   Private placement                   --         204,000
   Private placement                   --         675,000
   Exercise of warrants                --          37,500
   Private placement                   --       1,611,900
   Exercise of warrants                --          71,400
   Exercise of warrants                --          52,500
   Private placement                   --       1,045,000
   Exercise of options                 --          27,812
Shares issued for
  property                             --         244,000
Settlement of debts                    --          20,300
Stock-based
  compensation                         --         549,360
Share issuance cost                    --         (40,200)
Net loss for the year          (1,630,322)     (1,630,322)
                            -------------------------------

Balance at
November 30, 2004              (6,549,330)      2,944,758

Issuance of shares for
     cash:
   Exercise of warrants                --           4,375
   Exercise of options              5,000
Subscriptions received                 --          30,375
Stock-based
  compensation                         --              --
Net loss for the period          (148,415)       (148,415)
                            -------------------------------

Balance at
February 28, 2005            $ (6,697,745)   $  2,836,093
===========================================================


The accompanying notes are an integral part of these consolidated financial statements.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


1.    NATURE AND CONTINUANCE OF OPERATIONS

      The Company's principal business activity is the exploration and development of mineral properties.

      On January 14, 2004 the Company changed its name to Wealth Minerals Ltd. from Triband Enterprise Corp. and consolidated its capital stock, warrants and options on a basis of four old shares for one new share. All share, warrant, option and per unit data included in these financial statements have been adjusted to retroactively reflect this consolidation.

      The Company is in the process of exploring and developing its mineral properties and has not yet determined whether these properties contain mineral reserves that are economically recoverable.


2.    SIGNIFICANT ACCOUNTING POLICIES

      Use of estimates

      The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates. Accounts specifically requiring the use of management estimates and assumptions in determining carrying values are receivables, prepaid expenses, property, plant and equipment, investments, accounts payable and accrued liabilities, due to related parties and future income taxes.

      Principles of consolidation

      These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Triband Resource US Inc. (incorporated in Nevada, U.S.A.). All significant intercompany balances and transactions have been eliminated.

      Cash and cash equivalents

      Cash and cash equivalents include cash in bank accounts and highly liquid investments with original maturities of nine months or less.

      Restricted cash

      Under the terms of MasterCard's corporate credit policy, the Company is required to pledge a defined amount of term deposit to the financial institution as collateral. This deposit is interest bearing and refundable upon cancellation of the credit cards.

      Financial instruments

      The Company's financial instruments consist of cash and cash equivalents, restricted cash, receivables, secured deposit, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is Management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


2.    SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

      Acquisition costs

      Acquisition costs will be capitalized on properties when proven and provable reserves are defined. No mineral resource estimates have been defined on any Company property interests to date. Mineral property costs include initial acquisition costs and related option payments, which are recorded when paid.

      Exploration and development costs

      The Company has adopted the policy of expensing exploration and development costs as incurred. The Company will expense future exploration and development costs until such time as the existence of proven and probable reserves is determined, or sufficient objective evidence in the opinion of Management to support the recognition of an asset. Option payments receivable by the Company would be credited against mineral property exploration costs when received.

      Property evaluations

      The Company reviews and evaluates the carrying amounts of its mineral properties when events or changes in circumstances indicate that the carrying amount may not be recoverable. If it is determined that the net recoverable amount is significantly less than the carrying value and the impairment in value is likely to be permanent, a reduction in the carrying amount of mineral properties with a corresponding charge to operation are recorded.

      Cost of maintaining mineral properties

      The Company does not accrue the estimated future costs of maintaining its mineral properties in good standing.

      Environmental protection and reclamation costs

      The operations of the Company have been, and may be in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

      The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures. Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not currently anticipate any material capital expenditures for environmental control facilities because all property holdings are at early stages of exploration. Therefore, estimated future removal and site restoration costs are presently considered minimal.

      Property, plant and equipment

      Property, plant and equipment are recorded at cost and are being amortized over their estimated useful lives at the following rates:

      Computer equipment                           30% declining balance basis
      Office furniture and equipment               20% declining balance basis

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


2.    SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

      Investments

      The Company's long-term investments are accounted for on the cost basis. The investments are written-down to their estimated net realizable value when there is evidence of a decline in value below carried cost that is other than temporary.

      Foreign exchange

      Transaction amounts denominated in foreign currencies are translated into their Canadian dollar equivalents at exchange rates prevailing at the transaction date. Monetary assets and liabilities are adjusted at each balance sheet date to reflect exchange rates prevailing at that date, and non-monetary assets and liabilities are translated at the historical rate of exchange. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each year-end are included in statements of operations.

      Capital stock

      The proceeds from the exercise of stock options, warrants and escrow shares are credited to capital stock in the amount for which the option, warrant or escrow share enabled the holder to purchase a share in the Company.

      Basic and diluted loss per share

      The Company uses the "treasury stock method" in computing loss per share. Under this method, basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss by the sum of the weighted average number of common shares outstanding and the dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the shares issuable upon exercise of stock options and warrants calculated using the treasury stock method. Common equivalent shares are not included in the calculation of the weighted average number of shares outstanding for diluted net loss per common share when the effect would be anti- dilutive.

      Stock-based compensation

      The Company has a stock option plan as described in Note 9. The Company uses the accounting recommendations of CICA Handbook Section 3870, "Stock-Based Compensation and Other Stock-Based Payments". For the 2004 fiscal year, the Company began recording compensation cost on the granting of stock options to employees and directors that are not direct awards of stock or stock appreciation rights and in accordance with this policy will provide certain pro-forma disclosure as required by the fair value method of accounting for stock options. The Company uses the Black-Scholes option pricing model to estimate the fair value of each stock option at the date of grant. Any consideration received on the exercise of stock options is credited to capital stock. The adoption of the new standard results in expense recognition for options granted after November 30, 2003.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


2.    SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

      Income taxes

      Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply when the asset is realized or the liability settled.

      The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment or substantive enactment occurs. To the extent that the Company does not consider it to be more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

      Segmented Information

      The Company follows CICA Handbook Section 1701, "Segment Disclosures" about operating segments in financial statements, as well as additional disclosures about products and services, geographic areas and major customers.

      Revenue Recognition

      Revenue from the sale of minerals is recognized when the risks and rewards of ownership pass to the purchaser, including delivery of the product, the selling price is fixed or determinable and collectibility is reasonably assured. Settlement adjustments, if any, are reflected in revenue when the amounts are known.

      Credit Risk

      Cash and cash equivalents and restricted cash have been placed with a major Canadian chartered bank.


3.    DUE TO RELATED PARTIES

      Amounts due to directors, officers, companies they control, and companies with common directors and/or officers are unsecured, without interest or fixed terms of repayment (see Note 10).

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


4.    PROPERTY, PLANT AND EQUIPMENT

======================================================================================================

                                                                             Net Book Value
                                                                   -----------------------------------
                                                    Accumulated       February 28,  November 30,
                                         Cost      Amortization              2005            2004
------------------------------------------------------------------------------------------------------
Computer equipment                   $  20,940         $    9,250    $   11,690       $    6,839
Office furniture and equipment          14,274              7,981         6,293            6,624
                                 ---------------------------------------------------------------------

                                     $  35,214         $   17,231    $   17,983       $   13,463
======================================================================================================


5.    MINERAL PROPERTIES

      a) Amata Project, Peru

      In 2004, the Company acquired a 100% interest in the 70% interest in the Amata Project in Southern Peru held by Minera Koripampa del Peru S.A. ("Koripampa"), for initial consideration of 200,000 common shares (issued at a fair value of $1.22 per share), US$100,000 on closing (paid), the issuance of 200,000 common shares one year after closing, work expenditures of US$200,000 and US$500,000 in the first two years respectively, and escalating cash payments of US$3.9 million over a four-year period. (see Note 7). Koripampa is a private Peruvian company.

      b) BET claims, Nevada, USA

      The Company's wholly owned subsidiary holds title to twenty-three unpatented mining claims, referred to as the BET 1-23 Claims, located in Whisky Canyon, Lander County, Nevada. To earn and maintain 100% interest in the BET 1-23 claims, the Company is required to pay annual fees of US$8.50 per claim plus total maintenance fees of US$2,875 per year. The claims are continuing to be maintained by the Company.

      c) Tinta Amarilla / Santa Clara / Gaspar Property, El Salvador

      On February 28, 2005, the Company announced the signing of a letter agreement with Brett Resources Inc. ("Brett") for the right to acquire a 60% interest in a 47km(2) exploration license in eastern El Salvador covering the surface exposure of a potential low sulfidation epithermal gold-silver vein system. The terms of the letter agreement require both parties to enter into a formal binding agreement. The agreement is subject to approval by the TSX Venture Exchange and the board of directors. The Company can earn a 60% interest in the property by issuing 100,000 shares, and, over a five year period, paying US$200,000 to Brett and incurring US$2,000,000 on exploration. The amounts are spread out in an escalating fashion over the five year period. On signing the formal agreement, the Company will pay Brett US$20,000 and issue 50,000 common shares. The Company plans to complete a drill program as part of the first year's US$200,000 work commitment. As of the date of this report, the definitive agreements had not been signed and no funds or shares had been paid to Brett.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


5.    MINERAL PROPERTIES (cont'd...)

      d) Mexico / Columbia Letter of Intent

      On December 7, 2004 the Company announced that it had entered into a letter of intent with Minera San Jorge S.A. de C.V. ("MSJ"), a Mexican corporation, for an exclusive due diligence period and right of first refusal to acquire a 60% interest in two exploration projects, one in the State of Jalisco, Mexico, and the other in Columbia. Under the letter of intent, the Company can acquire:

      i) a 60% interest in the Mexican project for a payment to MSJ of US$350,000; and

      ii) a 60% interest in the Columbian project (referred to as the Sur de Bolivar Projects) for a payment to MSJ of US$250,000 (disclaimed February 28, 2005. See below).

      Under the letter of intent, the Company advanced US$150,000 as a refundable acquisition fee to MSJ. If the Company elects to enter into an option agreement for either project, the advance will be applied to the agreement. The advance is secured by a promissory note from MSJ and marketable securities comprised of 250,000 shares of Tumi Resources Ltd. ("Tumi"), a TSX Venture Exchange listed company. As at February 28, 2005, shares of Tumi closed at $0.69, representing a value of $172,500.

      On February 28, 2005, the Company announced that it had elected to not pursue a property position through MSJ in Columbia. The Company also announced that the secured payment of US$150,000 to guarantee exclusive due diligence and right of first refusal on the projects would remain in escrow, pending a property acquisition decision in Mexico.

      Title to mineral properties

      Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties are in good standing.


6.    INVESTMENT

     ================================================================================================================

                                                                                            Net Book Value
                                                                                  -----------------------------------
                                                                                     February 28,       November 30,
                               Number of Shares                                          2005               2004
     ----------------------------------------------------------------------------------------------------------------
     Clearant, Inc.                       30,994                                   $            1      $           1

     ================================================================================================================

      The shares of Clearant, Inc. were acquired pursuant to a distribution of assets of an amalgamated company in which the Company originally invested in 1999. Clearant is a private company with no active market for its shares and has sustained significant operating losses in prior years. In 2004 the Company wrote down its investment to a nominal value of $1.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


7.   CAPITAL STOCK

======================================================================================================

                                                                             Number
                                                                            of Shares        Amount
------------------------------------------------------------------------------------------------------
Authorized

   Unlimited number of common voting shares without par value Unlimited number of preferred shares, issuable in series

Common shares issued (reflecting 4:1 consolidation)

     As at November 30, 2003                                                  2,149,559      4,995,516

          For cash - private placements                                       7,666,250      3,549,400
          For cash - exercise of options                                        178,750         44,687
          For cash - exercise of warrants                                       272,000        161,400
          For acquisition of property (Note 5(a))                               200,000        244,000
          For settlement of debts                                                84,583         20,300
          Share issuance costs                                                       --        (40,200)
          Share-based compensation                                                   --         16,800
                                                                           ------------   ------------

     As at November 30, 2004                                                 10,551,142   $  8,991,903

          For cash - exercise of options                                         20,000          5,000
          For cash - exercise of warrants                                        12,500          4,375
          Share-based compensation                                                   --          3,360
                                                                           ------------   ------------

     As at February 28, 2005                                                 10,583,642   $  9,004,638
======================================================================================================


      Share subscriptions

      The Company issued securities in 2004 for which payment of $30,375 was received in full during the current quarter. These securities consist of 25,000 private placement units at $0.54 per unit and 67,500 stock options at $0.25 per share, for total amounts of $13,500 and $16,875 respectively. The Company recorded the total amount of $30,375 as a debit against shareholders' equity for the year ended November 30, 2004, and as a credit to shareholders' equity when received.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


7.    CAPITAL STOCK (cont'd...)

      Private Placements

      The following table summarizes the Company's recent private placements:

===============================================================================================================
                                                                          Years ended November 30,
                                                                        2004                    2003
---------------------------------------------------------------------------------------------------------------
 First placement during the year:
      Private placement proceeds                                            $204,000                    $30,000
      Number of units                                                        850,000                     62,500
      Number of whole warrants                                               425,000                     62,500
      Unit price                                                               $0.24                      $0.48
      Warrant exercise price                                                   $0.35                      $0.60
      Warrant expiry date                                            August 26, 2005           December 3, 2004

 Second placement during the year:
      Private placement proceeds                                            $675,000                    $67,500
      Number of units                                                      2,500,000                    225,000
      Number of whole warrants                                             1,250,000                    225,000
      Unit price                                                               $0.27                      $0.30
      Warrant exercise price                                                   $0.35                      $0.42
      Warrant expiry date                                             March 15, 2006          November 14, 2005

 Third placement during the year:
      Private placement proceeds                                          $1,625,400                        n/a
      Number of units                                                      3,010,000
      Number of whole warrants                                             1,505,000
      Unit price                                                               $0.54
      Warrant exercise price                                                   $0.80
      Warrant expiry date                                               May 14, 2006

 Fourth placement during the year:
      Private placement proceeds                                          $1,045,000                        n/a
      Number of units                                                      1,306,250
      Number of whole warrants                                             1,306,250
      Unit price                                                               $0.80
      Warrant exercise price                                                   $1.00
      Warrant expiry date                                              March 7, 2006
===============================================================================================================

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


7.   CAPITAL STOCK (cont'd...)

     Private Placements (cont'd..)

     In November 2003, the Company completed a private placement consisting of 225,000 units at a price of $0.30 per unit, for total proceeds of $67,500. Each unit consisted of one common share and one share purchase warrant entitling the holder to purchase an additional common share at a price of $0.42 per share until November 14, 2005. No finder's fee was issued. During the quarter, no (years ended November 30, 2004 and 2003 - nil) warrants were exercised.

     In February 2004, the Company completed a private placement consisting of 850,000 units at a price of $0.24 per unit, for total proceeds of $204,000. Each unit consists of one common share and one-half share purchase warrant, where one full warrant entitles the holder to purchase an additional common share at a price of $0.35 per share until August 26, 2005. No finder's fee was issued. During the quarter, no (year ended November 30, 2004 - nil) warrants were exercised.

     In March 2004, the Company completed a private placement consisting of 2,500,000 units at a price of $0.27 per unit, for total proceeds of $675,000. Each unit consisted of one common share and one-half share purchase warrant, where one full warrant entitles the holder to purchase an additional common share at a price of $0.35 per share until March 15, 2006. No finder's fee was issued. During the quarter, 12,500 (year ended November 30, 2004 - 150,000) full warrants were exercised. If the common shares trade above $1.00 per share on the TSX Venture Exchange for a period of 10 consecutive trading days prior to the expiry of the warrants and after the initial four month hold period has expired, the Company has the right to force the exercise of the warrants.

     In May 2004, the Company completed a private placement consisting of 3,010,000 units at a price of $0.54 per unit, for total proceeds of $1,625,400. Each unit consists of one common share and one-half share purchase warrant, where one full warrant entitles the holder to purchase an additional common share at a price of $0.80 per share until May 14, 2006. No finder's fee was issued. During the quarter, no (year ended November 30, 2004 - nil) warrants were exercised. If the common shares trade above $1.50 per share on the TSX Venture Exchange for a period of 10 consecutive trading days prior to the expiry of the warrants and after the initial four month hold period has expired, the Company has the right to force the exercise of the warrants.

     In September, 2004, the Company completed a private placement consisting of 1,306,250 units at a price of $0.80 per unit, for total proceeds of $1,045,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase an additional common share at a price of $1.00 per share until March 7, 2006. Finders fees of $40,200 were paid. During the quarter, no (year ended November 30, 2004 - nil) warrants were exercised.


     Escrow shares

     As at February 28, 2005 and November 30, 2004, there were no common shares held in escrow.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


7. CAPITAL STOCK (cont'd...)

     Warrants

==============================================================================================================
                                               Three months ended February 28,        Year ended November 30,
                                                                          2005                           2004
--------------------------------------------------------------------------------------------------------------
Outstanding, beginning of period                                     4,561,250                        462,917

Exercised at $1.20                                                           -                       (59,500)
Expired                                                                      -                      (115,917)

Exercised at $0.60                                                           -                       (62,500)

Issued- exercisable at $0.35                                                 -                        425,000

Issued- exercisable at $0.35                                                 -                      1,250,000
Exercised at $0.35                                                    (12,500)                      (150,000)

Issued- exercisable at $0.80                                                 -                      1,505,000

Issued- exercisable at $1.00                                                 -                      1,306,250
--------------------------------------------------------------------------------------------------------------

Outstanding, end of period                                           4,548,750                      4,561,250
==============================================================================================================



The following warrants were outstanding at February 28, 2005:

================================================================================

                           Number       Exercise
                      of Warrants          Price       Expiry Date
                      -----------          -----       -----------

                          425,000         $0.35        August 26, 2005
                          225,000         $0.42        November 14, 2005
                        1,306,250         $1.00        March 7, 2006
                        1,087,500         $0.35        March 15, 2006
                        1,505,000         $0.80        May 14, 2006
                     ------------
                        4,548,750
================================================================================

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


8.    CONTRIBUTED SURPLUS

      The Company's contributed surplus is comprised of the following:

                                           Three months ended       Year ended
                                                 February 28,     November 30,
                                                         2005             2004
    ---------------------------------------------------------------------------

    Balance - beginning of period           $        532,560         $       -
    Stock-based compensation (Note 9)                      -           549,360
    Stock options exercised                           (3,360)          (16,800)
    ---------------------------------------------------------------------------

    Balance - end of period                 $        529,200         $ 532,560
    ===========================================================================

9.    STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

     Under its existing accounting policy for stock options, the Company recognizes an expense for the fair value of options granted on or after November 30, 2003, and provided certain pro-forma disclosure for the fair value of options granted up to November 30, 2003. The Company uses the Black-Scholes option pricing model to value stock options granted. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The model requires management to make estimates, which are subjective and may not be representative of actual results. Changes in assumptions can materially affect estimates of fair values. For purposes of the calculation and disclosures, the following assumptions were used:

     ==========================================================================

                                 Options granted on         Options granted on
                                   January 29, 2004         September 29, 2004

     --------------------------------------------------------------------------
     Risk free interest rate                   2.5%                      3.22%
     Expected life                          2 years                    2 years
     Expected volatility                       136%                       165%
     Expected dividends                           -                          -
     ==========================================================================

     The Company, in accordance with the policies of the TSX Venture Exchange, is authorized to grant options to directors, employees and consultants, up to 10% of issued and outstanding common stock. The exercise price of each option is not less than the average market price of the Company's stock as calculated over the ten trading days preceding the date of grant, and may also be set at a higher price. The options can be granted for a maximum term of 5 years. The consolidation of the Company's outstanding options on a one new for every four old basis on January 14, 2004, and the repricing of all consolidated options to $0.25 per share on February 24, 2004, have been applied on a retroactive basis.

     Stock-based compensation of $20,160 from the January 2004 grant to directors and officers of 120,000 options exercisable at $0.25 per share, and $529,200 from the September 2004 grant to directors and officers of 900,000 options exercisable at $0.70 per share, was calculated by using the Black-Scholes Option Pricing Model. The amounts were charged against income in the period granted, with the corresponding credit to contributed surplus. Upon exercise, a proportionate amount is credited to capital stock.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


9. STOCK OPTION PLAN AND STOCK-BASED COMPENSATION (cont'd...)

     The following incentive stock options are outstanding at February 28, 2005:

     ======================================================================

                       Number             Exercise
                    of Shares                Price             Expiry Date
                    ---------                -----             -----------

                      900,000               $0.70       September 29, 2006
     ======================================================================


     The following incentive stock options are outstanding at November 30, 2004:

     =======================================================================

                       Number             Exercise
                    of Shares                Price              Expiry Date
                    ---------                -----              -----------

                       20,000               $0.25          January 29, 2009
                      900,000               $0.70        September 29, 2006
     =======================================================================


10.  RELATED PARTY TRANSACTIONS

     These consolidated financial statements include transactions during the current period with related parties as follows:

     a) The Company paid consulting fees of $15,000 (2004 - $15,000) to a director, $6,000 (2004 - $nil) to an officer, and paid wages of $27,000 (2004 - $nil) to a director;

     b) The Company paid rent and administration fees of $15,897 (2004 - $nil) to Cardero Resource Corp. ("Cardero"), a public company related by a common director;

     c) Amounts due to related parties of $21,536 (November 30, 2004 - $25,525) is comprised of $10,700 (November 30, 2004 - $8,780) to directors and officers for consulting, $6,652 (November 30, 2004 - $2,461) to Cardero for rent and administration expenses, $4,184 (November 30, 2004 - $14,284) to directors for expense reimbursements;

     All transactions with related parties have occurred in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed upon by the related parties (see Note
     3).

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

====================================================================================================================

11.   CASH FLOWS FROM OPERATING ACTIVITIES

      a)    Items not affecting cash:

--------------------------------------------------------------------------------------------------------------------
                                                        Cumulative Amounts
                                                                      from
                                                                October 7,               Three months ended
                                                                   1994 to
                                                              February 28,        February 28,         February 29,
                                                                      2005                2005                 2004
         -----------------------------------------------------------------------------------------------------------

           Amortization                                  $          25,826  $            1,087   $              569
           Investment income                                      (27,565)                   -                    -
           Gain on sale of marketable securities                 (100,703)                   -                    -
           Loss on disposal of  property,  plant and
              equipment                                              7,189                   -                    -
           Impairment of mineral properties                      1,100,722                   -                    -
           Stock-based compensation                                549,360                   -               20,160
           Write-down of marketable securities                     374,526                   -                    -
           Write-down of investments                               272,964                   -                    -
                                                      --------------------------------------------------------------
                                                      $          2,202,319  $            1,087   $           20,729
         ===========================================================================================================

b) Changes in non-cash working capital items:

--------------------------------------------------------------------------------------------------------------------
                                                        Cumulative Amounts
                                                                      from
                                                                October 7,                 Three months ended
                                                                   1994 to
                                                              February 28,         February 28,         February 29,
                                                                      2005                 2005                 2004
         -----------------------------------------------------------------------------------------------------------

           (Increase) decrease in receivables              $      (22,571)    $        (5,593)     $        (3,193)
           (Increase) decrease in prepaid expenses
                                                                 (163,449)              17,497              (1,441)
           Secured deposit                                       (185,025)           (185,025)                    -
           Increase (decrease) in due to
             related parties                                        21,536             (3,989)              (5,350)
           Increase in  accounts payable and
             accrued liabilities                                   114,442            (41,090)             (12,669)
                                                      --------------------- ------------------- --------------------

                                                            $    (235,367)      $    (218,200)      $      (22,653)
         ===========================================================================================================

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


12.   SUBSEQUENT EVENTS

      a) Mr. Gil Atzmon resigned as corporate secretary and director on January 31, 2005.

      b) Ms. Kathleen Martin was appointed corporate secretary on March 1, 2005.

      c) On March 30, 2005 the President, Ms. Rosie Moore, resigned as President and director. Under the terms of her employment contract, a severance fee of $108,000 was paid.

      d) 20,000 warrants were exercised at $0.35 for total proceeds of $7,000.



13.   SEGMENTED INFORMATION

      The Company operates in a single industry segment, mineral acquisition, exploration and development. As the Company expenses its acquisition, exploration, and development costs, no assets outside of Canada are shown on the balance sheet. Thus, no capital asset geographic segment disclosure is made here. However, significant losses due to mineral property expenses are incurred outside of Canada. Consequently, the following segmented information is provided:

     =========================================================================
                                              Three months       Three months
                                            ended February     ended February
                                                  28, 2005           29, 2004
     -------------------------------------------------------------------------
     Net loss for the period- Canada     $         (147,040)  $       (79,585)
     Net loss for the period- Peru                   (1,103)                -
     Net loss for the period- US                       (272)          (15,898)
                                         ------------------   ---------------

     Consolidated net loss               $         (148,415)  $       (95,483)
                                         ==================   ===============

14.   COMPARATIVE FIGURES

      Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


15.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada. Except as set out below, these consolidated financial statements also comply, in all material respects, with accounting principles generally accepted in the United States and the rules and regulations of the Securities and Exchange Commission.

     Stock-Based Compensation

     The United States Financial Accounting Standards Board has issued Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB25"). This statement uses the intrinsic value based method whereby compensation cost is recorded for the excess, if any, of the quoted market price over the exercise price, at the date the stock options are granted. As at November 31, 2003, no compensation cost would have been recorded for any period under this method.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), issued in October 1995, requires the use of the fair value based method of accounting for stock options. Under this method, compensation cost is measured at the grant date based on the fair value of the options granted and is recognized over the exercise period. SFAS 123 allows the Company to continue to measure the compensation cost of employees and directors in accordance with APB 25.

     Prior to 2004, Canadian generally accepted accounting principles did not require the reporting of any stock based compensation expense in the Company's consolidated financial statements.

     The Company uses the Black-Scholes Option Pricing Model to determine the fair value of incentive stock options at the grant date. As at February 28, 2005 cumulative compensation expense totaling $882,671 (November 30, 2004 - $882,671) has been incurred. Cumulative compensation expense does not include the value of options granted and subsequently forfeited or exercised. In determining the fair value of the incentive stock options, the following assumptions, on a weighted average basis, were used:

     =========================================================================

                                       2004             2003        2002
     -------------------------------------------------------------------------

     Risk free interest rate          3.19%            1.50%       1.72%
     Expected life                  2 years          2 years     5 years
     Expected volatility               164%             102%        102%
     Expected dividends                  -                -           -
     =========================================================================

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


15.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd...)


      The following is a summary of the status of stock options outstanding at February 28, 2005:

     ==============================================================================================================
                                               Outstanding Options                    Exercisable Options
                                         --------------------------------    --------------------------------------
                                               Weighted
                                                Average      Weighted                                    Weighted
                                              Remaining       Average                                     Average
     Range of                               Contractual      Exercise                                    Exercise
     Exercise Prices             Number    Life (Years)         Price               Number                  Price
     --------------------------------------------------------------------------------------------------------------
          $0.70                 900,000            1.58        $0.70                 750,000                $0.70
     ==============================================================================================================


      The following is a summary of the stock based compensation plan during 2005, 2004, and 2003:

     ==============================================================================================================

                                                                                                         Weighted
                                                                                                          Average
                                                                                        Number           Exercise
                                                                                     of Shares              Price
     --------------------------------------------------------------------------------------------------------------
     Outstanding and exercisable at November 30, 2002                                107,500                0.68

          Granted                                                                     50,000                0.96
          Exercised                                                                  (56,250)               0.68
          Exercised                                                                   (6,250)               0.96
                                                                           --------------------

     Outstanding and exercisable at November 30, 2003                                 95,000                0.80

          Forfeited                                                                  (16,250)               0.68
                                                                           --------------------

           Repricing of all options- February 24, 2004                                78,750                0.25

          Granted                                                                    120,000                0.25
          Granted                                                                    900,000                0.70
          Exercised                                                                 (178,750)               0.25
                                                                           --------------------

     Outstanding and exercisable at November 30, 2004                                920,000             $  0.69

          Exercised                                                                  (20,000)               0.25
                                                                           --------------------

     Outstanding and exercisable at February 28, 2005                                900,000             $  0.70
                                                                           ====================

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


15.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd...)


      Income taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the tax rates in effect in the years when the temporary differences are expected to reverse.

      Mineral properties

      The Company's policy of expensing acquisition, exploration and development costs except in the case where an outright property interest has been acquired has resulted in an accounting treatment for these costs which the Company considers to be, in substance, congruent with US generally accepted accounting principles.

      Trading securities and available-for-sale securities

      Under Canadian generally accepted accounting principles, marketable securities are recorded at the lower of cost or quoted market value. Long-term investments are recorded at cost and only written down when there is evidence of a decline in value below carried value that is other than temporary. Holding gains are never recognized.

      Under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"), unrealized holding gains and losses for trading securities are included in statements of operations. Temporary unrealized holding gains and losses for available-for-sale securities are excluded from statements of operations and reported as a net amount in a separate component of shareholders' equity until realized.

      Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", addresses standards for the reporting and display of comprehensive income and its components.

      Comprehensive income includes net income and other comprehensive income. Other comprehensive income represents revenues, expenses, gains and losses that are excluded from net income under United States generally accepted accounting principles.

      For the three month periods ended February 28, 2005 and February 29, 2004 there were no other items of comprehensive income.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================


15.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd...)

      Loss per share

      SFAS No. 128 "Earnings Per Share" simplifies the computation of income
      (loss) per share by replacing the presentation of primary earnings (loss) per share with a presentation of basic earnings (loss) per share, as defined. The statement requires dual presentation of basic and diluted earnings (loss) per share by entities with complex capital structures. Basic earnings (loss) per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

      Recent accounting pronouncements

      In November 2004, the FASB issued Statement of Financial Accounting Standards 151 ("SFAS 151") "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, "to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage)". In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company has determined that the adoption of SFAS 151 is not expected to have an impact on its results of operations or financial position.

      In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 ("SFAS 153") "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has determined that the adoption of SFAS 153 does not have an impact on its results of operations or financial position.

      In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supercedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007. The Company has determined that the adoption of SFAS 123 (revised 2004) does not have an impact on its results of operations or financial position.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================

15. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd...)


     The impact of the above differences between Canadian and United States generally accepted accounting principles on consolidated statements of loss, as reported, is as follows:

     ===============================================================================================================
                                                         Cumulative Amounts             Three months ended
                                                                       from
                                                          October 7,1994 to       February 28,        February 29,
                                                          February 28, 2005               2005                2004
     ---------------------------------------------------------------------------------------------------------------
     Loss for the period in
       accordance with Canadian
       generally accepted
       accounting principles, as
       reported                                               $ (6,697,745)         $ (148,415)          $ (95,483)

     Less:
       Compensation expense up to November 30, 2003
       - stock options                                            (350,111)                   -                   -
                                                              ------------------------------------------------------

     Loss for the period in
       accordance with United
       States generally accepted
       accounting principles                                  $ (7,047,856)         $ (148,415)          $ (95,483)
     ===============================================================================================================


     The impact of the above differences between Canadian and United States generally accepted accounting principles on the consolidated statements of deficit, as reported, is as follows:

     ===============================================================================================================

                                                                                     Three months ended

                                                                             February 28, 2005   February 29, 2004
     ---------------------------------------------------------------------------------------------------------------
     Deficit in accordance with Canadian
       generally accepted accounting
       principles, as reported                                                  $  (6,697,745)        $(5,014,491)

     Cumulative compensation expense
       - stock options                                                               (350,111)           (350,111)
                                                                          -----------------------------------------

     Deficit in accordance with United
       States generally accepted
       accounting principles                                                    $  (7,047,856)      $  (5,364,602)
     ===============================================================================================================

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================

15. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd...)


     The impact of the above differences between Canadian and United States generally accepted accounting principles on the loss per share, as reported, is as follows:

     ===================================================================================

                                                          Three months ended

                                                  February 28, 2005   February 29, 2004
     -----------------------------------------------------------------------------------
     Net loss for the period under United
       States generally accepted
       accounting principles                        $    (148,415)    $       (95,483)
     ===================================================================================

     Weighted average number of shares
       outstanding under United States
       generally accepted accounting
       principles                                      10,314,445           2,224,193
     ===================================================================================

     Basic loss per share                           $       (0.01)    $         (0.04)
     ===================================================================================


     Diluted EPS has not been disclosed as the effect of the exercise of the Company's outstanding options and warrants would be anti-dilutive.

WEALTH MINERALS LTD.
(Formerly Triband Enterprise Corp.)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

================================================================================

15. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd...)

      The impact of the above differences between Canadian and United States generally accepted accounting principles on the statements of shareholders' equity, as reported, is as follows:

====================================================================================================================================
                                                                                                           Deficit
                                       Capital Stock                                                   Accumulated
                                -----------------------------                        Additional         during the
                                      Number                     Subscriptions          Paid-In        Exploration
                                   of shares         Amount         receivable          Capital              Stage            Total
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity as
    reported November 30,
    2004                          10,551,142   $  8,991,903     $     (30,375)    $     532,560    $     (6,549,330)   $  2,944,758

Cumulative compensation
    expense - stock options                -              -                 -           350,111            (350,111)              -
                                ----------------------------------------------------------------------------------------------------

Shareholders' equity in
    accordance with United
    States generally
    accepted accounting
    principles at November
    30, 2004                      10,551,142  $   8,991,903     $     (30,375)    $     882,671    $     (6,899,441)   $  2,944,758
====================================================================================================================================

Shareholders' equity as
    reported February 28, 2005
                                  10,551,142   $  9,004,638     $           -     $     529,200         $(6,697,745)   $ 2,836,093

Cumulative compensation
    expense - stock options                -              -                 -          350,111             (350,111)              -
                                ----------------------------------------------------------------------------------------------------

Shareholders' equity in
    accordance with United
    States generally
    accepted accounting
    principles at February
    28, 2005                      10,551,142  $   9,004,638     $           -         $879,311     $     (7,047,856)   $  2,836,093
====================================================================================================================================